As filed with the Securities and Exchange Commission on October 10, 1995
                                                   Registration No. 33-_________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                        UNIVERSAL HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                                          23-2077891
     (State or other juris-                       (I.R.S. Employer
     diction of incorporation                          Identification
     or organization)                                  Number)

                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                      KING OF PRUSSIA, PENNSYLVANIA 19406
                                 (610) 768-3300

          (Address, including zip code and telephone number, including area code of registrant's principal executive offices)

                      THE UNIVERSAL HEALTH SERVICES, INC.
                       1992 STOCK OPTION PLAN, AS AMENDED
                            (full title of the plan)

                              -------------------

                                 ALAN B. MILLER
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        UNIVERSAL HEALTH SERVICES, INC.
                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                      KING OF PRUSSIA, PENNSYLVANIA  19406
                                 (610) 768-3300

            (Name, address, including zip code and telephone number,
                  including area code, or agent for service)

                              -------------------

Copies of all communications, including all communications sent to the agent for service should be sent to:

                           ANTHONY PANTALEONI, ESQ.
                          Fulbright & Jaworski L.L.P.
                               666 Fifth Avenue
                           New York, New York 10103

                              -------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                         Proposed         Proposed
                                         maximum          maximum               Amount of
Title of Securities to   Amount to be    offering price   aggregate offering    registration fee
be registered            registered      per unit         price (1)

------------------------------------------------------------------------------------------------

Class B Common
Stock, $.01 par
value per share.......   600,000 shares      (1)           $14,326,125             $4,940

------------------------------------------------------------------------------------------------

    (1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the sum of (i) the aggregate exercise price ($11,656,125) of the 520,000 options for which the exercise price has been established and (ii) the product resulting from multiplying 80,000, the number of remaining shares issuable upon exercising options for which the exercise price is not known, registered by this Registration Statement under the Universal Health Services, Inc. 1992 Stock Option Plan, as Amended, by $33.375, the average of the high and low prices of the Class B Common Stock as reported on the New York Stock Exchange on October 4, 1995, within five business days prior to October 10, 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed by Universal Health Services, Inc. (the "Company") are incorporated herein by reference:

             (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

            (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

           (iii) The Company's Form 8-A dated July 5, 1991.

            (iv) The Company's Prospectus as supplemented, filed pursuant to
                 424(b) relating to its Registration Statement on Form S-3, Registration No. 33-60287, declared effective July 18, 1995.

             (v) The Company's Form 8-K dated September 15, 1995, and as amended on Form 8-K/A dated October 5, 1995.

            In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

  Item 4.  DESCRIPTION OF SECURITIES

            Not applicable.

  Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

            The legality of the Common Stock offered hereby has been passed on for the Company by Fulbright & Jaworski, L.L.P. 666 Fifth Avenue, New York, New York 10103. Members of Fulbright & Jaworski L.L.P. hold less than 1% of the Common Stock of the Company.

  Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article VII of the By-laws of the Company contains provisions for the indemnification of directors, officers and employees within the limitations permitted by Section 145.

  Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

           Not Applicable.

  Item 8.  EXHIBITS

           4.1   -- 1992 Stock Option Plan, as Amended

           4.2   -- Stock Option Agreement

           5     -- Opinion of Fulbright & Jaworski L.L.P.

           24(a) -- Consent of Arthur Andersen LLP

           (b)   -- Consent of Fulbright & Jaworski L.L.P.
                    (included in Exhibit 5)

           (c)   -- Consent of Ernst & Young LLP

           25    -- Power of Attorney (included in signature page)

  Item 9.  UNDERTAKINGS.

            (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the
                Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective dates of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
                (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the
                Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Insofar as indemnification for liabilities arising under the
                Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania on October 5, 1995.

                                Universal Health Services, Inc.


                                By: /s/ Alan B. Miller
                                    ------------------------------------
                                    (Alan B. Miller, President)


                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Miller and Sidney Miller as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signature                         Title                    Date
  ---------                         -----                    ----



  /s/ Alan B. Miller                Chairman of the Board    October 5, 1995
  ------------------------          President, Chief
  (Alan B. Miller)                  Executive Officer and
                                    Director (Principal
                                    Executive Officer)



  /s/ Sidney Miller                 Director                 October 5, 1995
  ------------------------------
  (Sidney Miller)


  /s/ Leonard W. Cronkhite, Jr.     Director                 October 5, 1995
  ------------------------------
  (Leonard W. Cronkhite, Jr.)


  /s/ Robert H. Hotz                Director                 October 5, 1995
  ------------------------------
  (Robert H. Hotz)


  /s/ Martin Meyerson               Director                 October 5, 1995
  ------------------------------
  (Martin Meyerson)


  /s/ Anthony Pantaleoni            Director                 October 5, 1995
  ------------------------------
  (Anthony Pantaleoni)


  /s/ John H. Herrell               Director                 October 5, 1995
  ------------------------------
  (John H. Herrell)

                               INDEX TO EXHIBITS


  Exhibit
    No.    Description                                            Page No.
  -------  -----------                                            -------

    4.1    1992 Stock Option Plan, as Amended

    4.2    Stock Option Agreement

    5      Opinion of Fulbright & Jaworski L.L.P.

    24(a)  Consent of Arthur Andersen LLP

    (b)    Consent of Fulbright & Jaworski L.L.P. (included in
           Exhibit 5)

    (c)    Consent of Ernst & Young LLP

    25     Power of Attorney (see signature page)